Exhibit 99.1

The Nielsen Company
770 Broadway New York, NY 10003
www.nielsen.com

News Release

Contact:

Laura James – The Nielsen Company – 646.654.8622

Maria Bumatay – Telephia – 415.637.4904

NIELSEN COMPLETES ACQUISITION OF TELEPHIA, INC.

Accelerates Independent Measurement and Analysis of Media

and Data Content on Mobile Devices

New York and San Francisco – August 10, 2007 – The Nielsen Company announced today that it has completed the acquisition of San Francisco-based Telephia, Inc., the leading provider of syndicated consumer research to the telecom and mobile media markets. This transaction puts Nielsen at the forefront of independent measurement and analysis of media and data content on mobile devices worldwide. It also accelerates Nielsen’s strategy of providing clients with the most accurate measurement and analysis of consumer behavior and media use across all platforms.

Susan D. Whiting, Executive Vice President of The Nielsen Company said, “Telephia’s cutting-edge mobile content research and measurement complement our existing activities and expand our capabilities in the rapidly evolving telecom and mobile media markets. This is a strategic, high-growth opportunity that will enable us to expand the reach of Telephia’s core measurement services and provide more comprehensive consumer insights to clients around the world.”

Sid Gorham will continue to serve as Telephia’s President and CEO, reporting to Susan Whiting. Nielsen Wireless, the company’s recently launched service to measure consumer usage of mobile Internet, mobile video and other related content services, will be integrated into Telephia.

Telephia’s headquarters will remain in San Francisco.

Mr. Gorham noted, “We are excited to be a part of The Nielsen Company and look forward to building on the expertise and global resources of our combined organization. Delivering outstanding, seamless service to clients worldwide remains our central focus.”

Telephia currently serves more than 100 clients in the United States, Canada and Europe from all sectors of the telecom and mobile media markets, including mobile operators, device manufacturers, retailers, infrastructure vendors, investment analysts and content providers. The company provides independent, technology-based measurement of consumer behavior, product quality and consumer attitudes. It also provides the mobile industry’s standard for subscriber market share, network quality, consumer satisfaction and mobile media consumption.

About The Nielsen Company:

The Nielsen Company is a global information and media company with leading market positions and recognized brands in marketing information (ACNielsen), media information (Nielsen Media Research), trade shows and business publications (Billboard, The Hollywood Reporter, Adweek). The privately-held company is active in more than 100 countries, with headquarters in Haarlem, the Netherlands, and New York, USA. For more information, please visit www.nielsen.com.

About Telephia:

Telephia is the world’s largest provider of syndicated consumer research to the telecom and mobile media markets. Since 1998, executives at service providers, device manufacturers, content providers, and retailers have relied on Telephia data to make confident competitive strategy, marketing and resource allocation decisions. Telephia uses its unique measurement tools and large-scale consumer panels to completely understand the digital consumer’s behavior, attitudes and experience. For more information, please visit www.telephia.com.

Forward-Looking Statements:

This communication contains “forward-looking statements” which represent the current expectations and beliefs of management of Nielsen concerning the acquisition of Telephia and other future events and their potential effects on Nielsen and Telephia. The statements, analyses, and other information contained herein relating to the acquisition, as well as other statements including words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “will,” “should,” “may,” and other similar expressions, are “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not guarantees of future results and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated. Those factors include, without limitation: (1) the ability to successfully combine the businesses of Nielsen and Telephia and to develop the Telephia business and technology, including protection of its intellectual property rights; (2) operating costs and business disruption following the acquisition, including adverse effects on relationships with employees, customers and suppliers; (3) changes in the markets and interest rate environment that affect revenues; (4) diversion of management time on acquisition related issues; (5) control and retention of key employees following closing; (6) general economic conditions such as inflation; and (7) general political and social conditions such as war, political unrest and terrorism.

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